Exhibit 99.1

ADC Reports Second Quarter 2010 Financial Results

Strong margin expansion driven by operating efficiencies and revenue growth

MINNEAPOLIS--(BUSINESS WIRE)--May 5, 2010--ADC (NASDAQ: ADCT) today announced unaudited results for its second quarter ended April 2, 2010.

“We are pleased with ADC’s strong financial performance in the second quarter,” said Robert E. Switz, chairman, president and chief executive officer of ADC. “Our results are highlighted by another quarter of expanding margins and sequential revenue growth. We continue to experience the bottom-line benefits of our on-going cost reduction initiatives and the implementation of process and production improvements across our operations. Moving forward, ADC is well positioned to take further advantage of our operating leverage as we realize the revenue acceleration expected during the second half of our fiscal year.

“In addition to our second quarter revenue growth, we are seeing increased customer planning and proposal activity, indicating their intentions to renew next-generation network spending in significant ways. These investments, dedicated to deploying and upgrading FTTX and mobile networks, create growth opportunities for ADC’s high-performance fiber connectivity and wireless coverage and capacity solutions. Additionally, we expect to see continuing growth in the enterprise space where data center spending is rebounding, as well as in our professional services business which delivered another good quarter,” said Switz.

Second Quarter Fiscal 2010 Results
Due to a change in our fiscal year to September 30, ADC is comparing second quarter 2010 results announced today with the proforma results for the prior year’s second quarter ended March 27, 2009 and the reported results for the first quarter of fiscal 2010 ended January 1, 2010.

  ADC’s GAAP loss from continuing operations for the quarter was $12.5 million, or $0.13 per share. This GAAP loss includes certain charges and other items totaling $22.0 million. Excluding these items, the non-GAAP (adjusted) net earnings for the quarter were $9.5 million, or $0.10 per share. A reconciliation of GAAP to non-GAAP financial measures is provided later in this press release.
  Net sales for the second quarter rose 6.8% to $274.0 million, compared to $256.6 million for the second quarter of fiscal 2009 and increased 3.2% compared to $265.6 million for the first quarter of 2010. The year-over-year and sequential increases reflect improving economic conditions in many regions of the world and customer spending trends.

  Second quarter gross margin was 36.5 percent compared to a gross margin of 32.3 percent during the same quarter of last year and 34.7 percent in the previous quarter. This margin improvement was driven primarily by the company’s successful, ongoing efforts to increase efficiency across its operating cost structure, higher volume and a slightly favorable product mix.
  Operating expenses were $91.7 million compared to $496.8 million during the 2009 second quarter and $96.2 million during the first quarter of 2010. Excluding impairment and restructuring charges, intangible amortization and certain other charges from each period, adjusted operating expenses were $81.8 million compared to $78.1 million during the same quarter of last year and $82.0 million during the previous quarter.
  ADC ended the second quarter with $619.3 million of liquidity, which includes cash and available-for-sale securities but excludes auction rate securities, restricted cash and borrowing capacity under the company’s credit facility. The company generated cash from operating activities from continuing operations of $4.8 million during the period. Details of ADC’s cash balance can be found in the data and statistics portion of this release.
  Days sales outstanding increased 3.5 days from the previous quarter to approximately 61.7 days while inventory turns were slightly better at 5.7 times.

Third Quarter Fiscal 2010 Outlook
For its third quarter of fiscal 2010 ending July 2, 2010, ADC announces the following guidance:

  Net sales are expected to be within a range of $290-$310 million.
  GAAP diluted earnings per share are expected to be within a range of $.10 to $.20, which includes non-cash amortization expense of $0.05 per share and excludes potential non-cash charges or restructuring charges that the company cannot estimate at this time.

Conference Call and Webcast
ADC will discuss its second quarter 2010 results on a conference call scheduled for today, May 5, 5:00 p.m. Eastern time. The conference call can be accessed by domestic callers at (866) 503-0778 and by international callers at (973) 200-3388 (conference ID number 66553348) or on the Internet at www.adc.com/investor, by clicking on events and presentations. Starting today at 7:45 p.m. Eastern time, the replay of the call can be accessed for approximately 7 days by domestic callers at (800) 642–1687 and by international callers at (706) 645-9291 or on the Internet at www.adc.com/investor, by clicking on events and presentations.

A copy of this news release can be accessed at: www.adc.com/investorrelations/newsandcommunications/earningsreleases/

ADC uses its website as a means to disclose non-public information about the company and for complying with its disclosure obligations under SEC Regulation FD. These disclosures are made within the Investor Relations section of ADC’s website. Investors should monitor the Investor Relations section of ADC’s website, in addition to following ADC’s press releases, SEC filings, and public conference calls and webcasts. Information on our website is not incorporated into our SEC filings.

About ADC
ADC provides the connections for wireline, wireless, cable, broadcast, and enterprise networks around the world. ADC's innovative network infrastructure equipment and professional services enable high-speed Internet, data, video, and voice services to residential, business and mobile subscribers. ADC (NASDAQ: ADCT) has sales into more than 130 countries. Learn more about ADC at www.adc.com.

Cautionary Statement Regarding Forward Looking Information
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that are based on management's current expectations and assumptions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. In particular, statements on our expectations about economic and industry conditions, our cost savings initiatives and our net sales, earnings and other financial results could be affected by a variety of factors, such as: demand for equipment by telecommunication service providers and large enterprises; variations in demand for particular products in our portfolio and other factors that can impact our overall margins; our ability to operate our business to achieve, maintain and grow operating profitability; our ability to cut costs without adversely affecting the ability to serve our customers; changing regulatory conditions and macro-economic conditions both in our industry and in local and global markets that can influence the demand for our products and services; fluctuations in the market value of our common stock, which can be caused by many factors outside of our control; consolidation among our customers, competitors or vendors that can disrupt or displace customer relationships; our ability to keep pace with rapid technological change in our industry; our ability to make the proper strategic choices regarding acquisitions or divestitures; our ability to integrate the operations of any acquired business; increased competition within our industry and increased pricing pressure from our customers; our dependence on relatively few customers for a majority of our sales as well as potential sales growth in market segments we believe have the greatest potential; fluctuations in our operating results from quarter-to-quarter, which can be caused by many factors beyond our control; financial problems, work interruptions in operations or other difficulties faced by customers or vendors that can impact our sales, sales collections and ability to procure necessary materials, components and services to operate our business; our ability to protect our intellectual property rights and defend against potential infringement claims; possible limitations on our ability to raise any additional required capital; declines in the fair value and liquidity of auction-rate securities we hold; our ability to attract and retain qualified employees; our ability to manage our operations appropriately through potential impacts on our operations resulting from our cost reduction initiatives; the actual charges and costs associated with cost reduction initiatives as these can be subject to a variety of factors that may be different from expectations; potential liabilities that can arise if any of our products have design or manufacturing defects; our ability to obtain and the prices of raw materials, components and services; our dependence on contract manufacturers to make certain products as well as our reliance on our operation of a limited number of significant manufacturing facilities around the world; changes in interest rates, foreign currency exchange rates and equity securities prices, all of which will impact our operating results; political, economic and legal uncertainties related to doing business in China; our ability to defend or settle satisfactorily any litigation; and other risks and uncertainties including those identified in the section captioned Risk Factors in Item 1A of our Annual Report on Form 10-K for the year ended September 30, 2009 and as may be updated in Item 1A of our subsequent Quarterly Reports on Form 10-Q or other filings we make with the SEC. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Reconciliation of non-GAAP and GAAP Financial Measures

ADC Telecommunications, Inc.
Consolidated Non-GAAP Income and EPS Calculation - UNAUDITED
(In millions except per share amounts)

	FY2010			FY2009
	Q1	Q2	FY10	Q1	Q2	Q3	Q4	FY09
	1/1/2010	4/2/2010	4/2/2010	12/26/2008	3/27/2009	6/26/2009	9/30/2009	9/30/2009

GAAP Income (Loss) from Continuing Operations	$3.6	$(12.5)	$(8.9)	$(48.4)	$(434.0)	$15.2	$(17.7)	$(484.9)

Diluted GAAP Income (Loss) from Continuing Operations per Share	$0.04	$(0.13)	$(0.09)	$(0.46)	$(4.49)	$0.16	$(0.18)	$(4.88)

Non-GAAP adjustments:
Cost of goods sold adjustments:
Outdoor Wireless Inventory Charge	-	-	-	10.8	-	-	-	10.8
ACX Inventory Charge	-	-	-	3.2	-	-	-	3.2
Total cost of goods sold adjustments:	-	-	-	14.0	-	-	-	14.0

Operating expenses adjustments:
Amortization of Purchased Intangibles	4.9	4.9	9.8	8.1	6.8	5.8	5.2	25.9
Restructuring Charges	9.2	4.4	13.6	8.5	3.8	4.2	26.1	42.6
Other Impairment Charges	0.1	0.6	0.7	4.1	0.5	(0.1)	0.6	5.1
Intangibles impairment	-	-	-	-	41.4	-	-	41.4
One-time opex adjustments	-	-	-	-	-	(3.2)	-	(3.2)
Goodwill impairment	-	-	-	-	366.2	0.4	-	366.6
Total operating expenses adjustments:	14.2	9.9	24.1	20.7	418.7	7.1	31.9	478.4

Other income (expense) adjustments:
Gain on Sale of RF signal management product line	(15.9)	-	(15.9)	-	-	-	-	-
Write-down of investments in Auction Rate Securities	(0.2)	5.7	5.5	26.4	14.2	0.7	3.5	44.8
IP Access write-down	-	5.3	5.3	-	-	-	-	-
Venezuela Currency Devaluation	-	1.1	1.1	-	-	-	-	-
Impairment of investment in E-band Corp.	-	-	-	-	3.0	-	-	3.0
Total other income (expense) adjustments:	(16.1)	12.1	(4.0)	26.4	17.2	0.7	3.5	47.8

Provision (benefit) for income tax adjustments:
Tax benefit from Goodwill Impairment	-	-	-		(4.3)			(4.3)
Total provision (benefit) for income tax adjustments:	-	-	-	-	(4.3)	-	-	(4.3)

Total Non-GAAP adjustments:	$(1.9)	$22.0	$20.1	$61.1	$431.6	$7.8	$35.4	$535.9

Non-GAAP Income (Loss) from Continuing Operations	$1.7	$9.5	$11.2	$12.7	$(2.4)	$23.0	$17.7	$51.0

Diluted non-GAAP Income (Loss) from Continuing Operations per Share	$0.02	$0.10	$0.11	$0.12	$(0.02)	$0.24	$0.18	$0.51

Diluted shares outstanding - adjusted	97.9	98.2	98.2	105.9	96.6	97.4	98.1	99.4

Reasons for Presenting Non-GAAP Measures. The consolidated non-GAAP net income and non-GAAP EPS calculations above contain non-GAAP financial measures. ADC utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing our overall business performance, for making operating decisions and for forecasting and planning future periods. The non-GAAP financial measures ADC uses include non-GAAP net income from continuing operations and diluted non-GAAP net income from continuing operations per share. Non-GAAP net income from continuing operations is defined as net income from continuing operations excluding the items identified in the above table and the tax effect of these non-GAAP adjustments. These measures are used by some investors when assessing the performance of ADC. ADC believes the assessment of its operations excluding these items is relevant to the assessment of internal operations and comparisons to industry performance.

ADC believes these non-GAAP measures help illustrate ADC’s baseline performance before gains, losses or certain charges that are considered by ADC management to be outside of on-going operating results. Accordingly, ADC uses these non-GAAP measures to gain a better understanding of ADC’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. ADC believes these non-GAAP measures, when read in conjunction with ADC’s GAAP financial statements and notes to the financial statements, provide valuable information to investors.

Items Excluded From Non-GAAP Measures. As described above, the calculation of non-GAAP net income from continuing operations excludes items in the following categories:

Amortization of Purchased Intangibles. ADC excludes amortization of intangible assets resulting from acquisitions to allow more accurate comparisons of its financial results to its historical operations, forward-looking guidance and the financial results of peer companies. ADC believes that providing a non-GAAP financial measure that excludes the amortization of acquisition-related intangible assets provides those reviewing ADC’s financial statements an enhanced understanding of historic and potential future financial results and also facilitates comparisons to the results of peer companies. Additionally, with respect to the amortization of acquisition-related intangible assets, if ADC had developed these intangible assets internally, the amortization of such intangible assets would have been expensed historically. ADC believes the assessment of its operations excluding these costs is relevant to the assessment of internal operations and comparisons to industry performance. Amortization of acquisition-related intangibles will recur in future periods.

Restructuring and Related Impairment of Long-Lived Assets. ADC excludes these items because it believes that they are not related directly to the underlying performance of ADC’s core business operations. These items are expected to recur in future periods.

Other Non-GAAP Adjustments. ADC excludes these items because it believes that they are not related directly to the underlying performance of ADC’s core business operations. These items generally are not expected to recur in future periods.

Reconciliation of the numerators and denominators non-GAAP diluted income (loss) per share from continuing operations. On both a GAAP and Non-GAAP basis, we are required to use the “if-converted” method for computing diluted earnings per share with respect to the shares reserved for issuance upon conversion of our convertible notes. Under this method, we first calculate diluted earnings per share on both a GAAP and Non-GAAP basis by dividing net income by our total diluted outstanding shares, excluding shares reserved for issuance upon conversion of our outstanding notes. We then calculate diluted earnings per share on both a GAAP and Non-GAAP basis by adding back the interest expense and the amortization of financing expenses on the convertible notes to net income and then dividing this amount by our total diluted outstanding shares, including those shares reserved for issuance upon conversion of the notes. We then select the lower of the two earnings per share calculations on both a GAAP and Non-GAAP basis to represent our GAAP and Non-GAAP diluted earnings per share.

Limitations. Each of the non-GAAP financial measures described above, and used in this consolidated non-GAAP EPS calculation and the related conference call, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in ADC’s financial results for the foreseeable future. In addition, other companies, including other companies in ADC’s industry, may calculate non-GAAP financial measures differently than ADC does, limiting their usefulness as a comparative tool. ADC compensates for these limitations by providing specific information in the reconciliation included in this consolidated non-GAAP EPS calculation regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above and as required by law, ADC evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS - UNAUDITED
(In millions, except earnings per share)

	Three Months Ended
		Proforma
	April 2, 2010	March 27, 2009	January 1, 2010

Net Sales	$274.0	$256.6	$265.6
Cost of Sales	174.1	173.8	173.5
Gross Profit	99.9	82.8	92.1
Operating Expenses:
Research and development	16.9	17.3	16.3
Selling and administration	69.8	67.7	70.6
Impairment charges	0.6	408.0	0.1
Restructuring charges	4.4	3.8	9.2
Total operating expenses	91.7	496.8	96.2
Operating Income (Loss)	8.2	(414.0)	(4.1)
Other Income (Expense), Net	(19.9)	(23.0)	9.1
Income (Loss) Before Income Taxes	(11.7)	(437.0)	5.0
Provision (Benefit) for Income Taxes	0.8	(3.0)	1.4
Income (Loss) from Continuing Operations	(12.5)	(434.0)	3.6
Discontinued operations, Net of Tax	(0.2)	(9.7)	(14.6)
Net Loss	(12.7)	(443.7)	(11.0)
Net Income (Loss) Available to Non-Controlling Interest	(0.4)	0.6	(0.2)
Net Loss Available to ADC Common Shareowners	$(13.1)	$(443.1)	$(11.2)
Weighted Average Common Shares Outstanding - Basic	97.0	96.6	96.6
Weighted Average Common Shares Outstanding - Diluted	97.0	96.6	97.9
Basic Income (Loss) Per Share:
Continuing operations available to ADC common shareowners	$(0.13)	$(4.49)	$0.04
Discontinued operations available to ADC common shareowners	$(0.01)	$(0.10)	$(0.16)
Net loss per share available to ADC common shareowners	$(0.14)	$(4.59)	$(0.12)
Diluted Income (Loss) Per Share:
Continuing operations available to ADC common shareowners	$(0.13)	$(4.49)	$0.04
Discontinued operations available to ADC common shareowners	$(0.01)	$(0.10)	$(0.15)
Net loss per share available to ADC common shareowners	$(0.14)	$(4.59)	$(0.11)

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS - UNAUDITED
(In millions, except earnings per share)

	Six Months Ended
		Proforma
	April 2, 2010	March 27, 2009

Net Sales	$539.6	$556.3
Cost of Sales	347.6	399.2
Gross Profit	192.0	157.1
Operating Expenses:
Research and development	33.2	34.3
Selling and administration	140.4	136.9
Impairment charges	0.7	412.1
Restructuring charges	13.6	12.3
Total operating expenses	187.9	595.6
Operating Income (Loss)	4.1	(438.5)
Other Income (Expense), Net	(10.8)	(50.9)
Income (Loss) Before Income Taxes	(6.7)	(489.4)
Provision (Benefit) for Income Taxes	2.2	(7.0)
Income (Loss) from Continuing Operations	(8.9)	(482.4)
Discontinued operations, Net of Tax	(14.8)	(11.7)
Net Loss	(23.7)	(494.1)
Net Income (Loss) Available to Non-Controlling Interest	(0.7)	1.4
Net Loss Available to ADC Common Shareowners	$(24.4)	$(492.7)
Weighted Average Common Shares Outstanding - Basic	96.8	101.1
Weighted Average Common Shares Outstanding - Diluted	96.8	101.1
Basic Income (Loss) Per Share:
Continuing operations available to ADC common shareowners	$(0.09)	$(4.77)
Discontinued operations available to ADC common shareowners	$(0.16)	$(0.10)
Net loss per share available to ADC common shareowners	$(0.25)	$(4.87)
Diluted Income (Loss) Per Share:
Continuing operations available to ADC common shareowners	$(0.09)	$(4.77)
Discontinued operations available to ADC common shareowners	$(0.16)	$(0.10)
Net loss per share available to ADC common shareowners	$(0.25)	$(4.87)

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
BALANCE SHEET - UNAUDITED
(In millions)

		September 30,
	April 2, 2010	2009
ASSETS
Current Assets:
Cash and cash equivalents	$446.2	$535.5
Available-for-sale securities	111.3	-
Accounts receivable, net	187.7	180.1
Unbilled revenue	22.8	17.5
Inventories, net	122.8	124.6
Prepaid and other current assets	38.8	33.3
Assets of discontinued operations	-	9.8
Total current assets	929.6	900.8

Property and equipment, net	153.8	162.8
Restricted cash	10.8	25.0
Goodwill	5.9	0.2
Intangibles, net	83.9	93.3
Long-term available-for-sale securities	79.2	75.4
Other assets	81.9	86.1
Total assets	$1,345.1	$1,343.6
LIABILITIES AND SHAREOWNERS' INVESTMENT
Current Liabilities:
Current portion of long-term debt	$0.3	$0.6
Accounts payable	77.3	83.0
Accrued compensation and benefits	65.6	57.8
Other accrued liabilities	79.6	63.8
Income taxes payable	2.2	5.9
Restructuring accrual	26.4	22.5
Liabilities of discontinued operations	0.5	2.5
Total current liabilities	251.9	236.1
Pension obligations and other long-term liabilities	87.0	95.6
Long-term notes payable	650.9	651.0
Total liabilities	989.8	982.7

Shareowners' Investment	355.3	360.9

Total liabilities and Shareowners' Investment	$1,345.1	$1,343.6

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
STATEMENT OF CASH FLOWS - UNAUDITED
(In millions)

	Six Months Ended

	April 2, 2010	March 27, 2009

Operating Activities:
Loss from continuing operations	$(8.9)	$(482.4)
Adjustments to reconcile loss from continuing operations to
net cash provided by operating activities from continuing operations:
Inventory write-offs	4.1	18.7
Write-down of intangibles and fixed assets	0.6	412.1
Write-down of available-for-sale investments	3.1	40.6
Restructuring charges	13.6	12.3
Depreciation and amortization	31.2	36.1
Provision for bad debt	0.4	2.1
Change in warranty reserves	-	1.9
Non-cash stock compensation	8.9	7.3
Change in deferred income taxes	(0.3)	(4.3)
(Gain)/Loss on sale of property and equipment	1.1	(0.7)
Gain on sale of business	(15.9)	-
(Gain)/Loss on sale of investments	2.4	(0.5)
Write-down of cost method investments	5.3	3.0
Amortization of deferred financing costs	1.1	2.0
Other, net	(1.4)	10.4
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable and unbilled revenues decrease/(increase)	(18.8)	39.2
Inventories (increase)/decrease	(3.2)	7.3
Prepaid and other assets increase	(6.9)	(5.2)
Accounts payable decrease	(5.4)	(7.5)
Accrued liabilities (decrease)/increase	9.8	(65.1)
Total cash provided by
operating activities from continuing operations	20.8	27.3
Total cash used for operating activities from discontinued operations	(3.9)	(2.3)
Total cash provided by operating activities	16.9	25.0
Investing Activities:
Acquisitions, net of cash acquired	(0.6)	2.7
Divestiture, net of cash disposed	11.8	(5.4)
Property, equipment and patent additions	(14.1)	(17.7)
Proceeds from disposal of property and equipment	0.6	4.5
Decrease/(increase) in restricted cash	13.8	(14.9)
Purchase of available-for-sale securities	(122.5)	(52.0)
Sale of available-for-sale securities	6.2	11.9
Other	0.4	1.0
Total cash used for investing activities	(104.4)	(69.9)
Financing Activities:
Payments of financing costs	(1.5)	-
Debt payments	(0.5)	(1.9)
Common stock repurchase	-	(101.2)
Total cash used for financing activities	(2.0)	(103.1)
Effect of Exchange Rate Changes on Cash	0.2	(9.4)
Decrease in Cash and Cash Equivalents	(89.3)	(157.4)
Cash and Cash Equivalents, beginning of period	535.5	601.9
Cash and Cash Equivalents, end of period	$446.2	$444.5

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
SEGMENT INCOME AND STATISTICS - UNAUDITED
(In millions)

	Three Months Ended
		Proforma
	April 2, 2010	March 27, 2009	January 1, 2010

Net Sales by Segment
Global Connectivity Solutions	$214.0	$206.6	$201.5
Network Solutions	20.1	15.4	25.2
Professional Services	39.9	34.6	38.9
Total Net Sales by Segment	$274.0	$256.6	$265.6
Product Sales by Segment
Global Connectivity Solutions
Global Copper Connectivity	24%	28%	25%
Global Fiber Connectivity	35%	36%	33%
Global Enterprise Connectivity	16%	13%	15%
Wireline	3%	4%	3%
Total Global Connectivity Solutions	78%	81%	76%
Network Solutions	7%	6%	9%
Professional Services	15%	13%	15%
Total Product Sales by Segment	100%	100%	100%
Operating Income (loss) by Segment
Global Connectivity Solutions	$16.5	$5.5	$9.5
Network Solutions	(5.7)	(8.2)	(4.8)
Professional Services	2.4	0.5	0.4
Restructuring and Impairment Charges	(5.0)	(411.8)	(9.2)
Total Operating Income (loss) by Segment	$8.2	$(414.0)	$(4.1)

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
SEGMENT INCOME AND STATISTICS - UNAUDITED
(In millions)

	Six Months Ended
		Proforma
	April 2, 2010	March 27, 2009

Net Sales by Segment
Global Connectivity Solutions	$415.4	$441.4
Network Solutions	45.4	38.4
Professional Services	78.8	76.5
Total Net Sales by Segment	$539.6	$556.3
Product Sales by Segment
Global Connectivity Solutions
Global Copper Connectivity	24%	29%
Global Fiber Connectivity	34%	33%
Global Enterprise Connectivity	16%	14%
Wireline	3%	3%
Total Global Connectivity Solutions	77%	79%
Network Solutions	8%	7%
Professional Services	15%	14%
Total Product Sales by Segment	100%	100%
Operating Income (loss) by Segment
Global Connectivity Solutions	$26.0	$6.0
Network Solutions	(10.5)	(22.9)
Professional Services	2.9	2.8
Restructuring and Impairment Charges	(14.3)	(424.4)
Total Operating Income (loss) by Segment	$4.1	$(438.5)

ADC TELECOMMUNICATIONS, INC. AND SUBSIDIARIES
OTHER GAAP DATA AND STATISTICS - UNAUDITED
(In millions)

		September 30,
	April 2, 2010	2009

Balance Sheet Data
Total Cash and Securities
Cash and cash equivalents	$446.2	$535.5
Short-term available-for-sale securities	111.3	-
Long-term available-for-sale securities	64.4	51.1
Long-term auction-rate-securities	14.8	24.3
Restricted cash	10.8	25.0
Total Cash and Securities	$647.5	$635.9
Notes Payable
Current portion of long-term notes payable	0.3	0.6
Long-term notes payable	650.9	651.0
Total Notes Payable	$651.2	$651.6

Statistics	April 2, 2010	March 27, 2009	January 1, 2010
Days Sales Outstanding	61.7	59.2	58.2
Inventory turns - annualized	5.7	4.5	5.6

The table below reconciles GAAP gross profit to Non-GAAP adjusted gross profit, illustrating the impact of certain Non-GAAP adjustments.

	Six Months Ended
		Proforma
	April 2, 2010	March 27, 2009

GAAP gross profit	$192.0	$157.1
ADD Back:
Outdoor Wireless Inventory Charge	-	10.8
ACX Inventory Charge	-	3.2
Adjusted gross profit	$192.0	$171.1
Adjusted gross profit %	35.6%	30.8%

ADC-F

CONTACT:
ADC Investor Relations
Jon Oberle, 952-917-2507
or
ADC Media Relations
Mike Smith, 952-917-0306